AMENDED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
                         LEGG MASON GROWTH TRUST, INC.

      Legg Mason Growth Trust, Inc. ("Fund") hereby adopts this Amended Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

A.    GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED:

      .     Primary Class Shares.  Primary Class shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.

      Primary Class shares of the Fund are available to all investors except those qualified to purchase Institutional Class, Financial Intermediary Class, Class R, or Institutional Select Class shares. Primary Class shares are also available by exchange, as described below.

      Primary Class shares of the Fund are subject to an annual distribution fee of up to 0.75% of the average daily net assets of the Primary Class shares of the Fund and an annual service fee of 0.25% of the average daily net assets of the Primary Class shares of the Fund under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

      .     Institutional Class Shares.  Institutional Class shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any service or distribution fees.

      Institutional Class shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Institutional Class prospectus. Institutional Class shares are also available for purchase by exchange, as described below.

      .     Financial Intermediary Class Shares.  Financial Intermediary Class
shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.

      Financial Intermediary Class shares of the Fund are subject to an annual distribution fee of up to 0.15% of the average daily net assets of the Financial Intermediary Class shares of the Fund and an annual service fee of 0.25% of the average daily net assets of the Financial Intermediary Class shares of the Fund under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

      Financial Intermediary Class shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Financial Intermediary Class prospectus. Financial Intermediary Class shares are also available for purchase by exchange, as described below.

      4. Class R Shares. Class R shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.

      Class R shares of the Fund are subject to an annual distribution fee of up to 0.50% of the average daily net assets of the Class R shares of the Fund and an annual service fee of 0.25% of the average daily net assets of the Class R shares of the Fund under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

      Class R shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Class R prospectus. Class R shares are also available for purchase by exchange, as described below.









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      5.    Institutional Select Class Shares.  Institutional Select Class
shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any service or distribution fees.

      Institutional Select Class shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Institutional Select Class prospectus. Institutional Select Class shares are also available for purchase by exchange, as described below.

B.    EXPENSE ALLOCATIONS OF EACH CLASS:

      Certain expenses may be attributable to a particular class of shares of the Fund ("Class Expenses"). Class Expenses are charged directly to the net assets of the particular class and, thus, are borne on a pro rata basis by the outstanding shares of that class.

      In addition to the distribution and service fees described above, each Class may also pay a different amount of the following other expenses:

            (1) legal, printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of a specific class;

            (2)   Blue Sky fees incurred by a specific class of shares;

            (3) SEC registration fees incurred by a specific class of shares;

            (4) expenses of administrative personnel and services required to support the shareholders of a specific class of shares;

            (5) Directors' fees incurred as a result of issues relating to a specific class of shares;

            (6) litigation expenses or other legal expenses relating to a specific class of shares;

            (7) transfer agent fees and shareholder servicing expenses identified as being attributable to a specific class; and

            (8) such other expenses actually incurred in a different amount by a class or related to a class's receipt of services of a different kind or to a different degree than another class.

C.    EXCHANGE PRIVILEGES:

      Primary Class shares of the Fund may be exchanged for or acquired through an exchange of Primary Class shares of any other Legg Mason fund. In addition, Primary Class shares may be exchanged for or acquired through an exchange of Class A shares of the Western Asset Money Market Fund.

      Institutional Class shares of the Fund may be exchanged for or acquired through an exchange of Institutional Class shares of any other Legg Mason fund whose prospectus permits such exchanges, provided that the investor and the exchange meet the eligibility criteria of that class of that fund.

      Financial Intermediary Class shares of the Fund may be exchanged for or acquired through an exchange of Financial Intermediary Class shares of any other Legg Mason fund whose prospectus









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permits such exchanges, provided that the investor and the exchange meet the eligibility criteria of that class of that fund.

      Class R shares of the Fund may be exchanged for or acquired through an exchange of Class R shares of any other Legg Mason fund whose prospectus permits such exchanges, provided that the investor and the exchange meet the eligibility criteria of that class of that fund.

      Institutional Select Class shares of the Fund may be exchanged for or acquired through an exchange of Institutional Select Class shares of any other Legg Mason fund whose prospectus permits such exchanges, provided that the investor and the exchange meet the eligibility criteria of that class of that fund.

      These exchange privileges may be modified or terminated by the Fund to the extent permitted by SEC rules or policies, and exchanges may be made only into funds that are legally available for sale in the investor's state of residence.

D.    CLASS DESIGNATION:

      Subject to approval by the Board of Directors, the Fund may alter the nomenclature for the designations of one or more of its classes of shares.

E.    ADDITIONAL INFORMATION:

      This Amended Multiple Class Plan is qualified by and subject to the terms of the then current Prospectus for the applicable classes; provided, however, that none of the terms set forth in any such Prospectus shall be inconsistent with the terms of the classes contained in this Plan. The Prospectus for the Fund contains additional information about the classes and the Fund's multiple class structure.

F.    DATE OF EFFECTIVENESS:

      This Amended Multiple Class Plan is effective on ___________, 2008, provided that this Plan shall not become effective with respect to the Fund unless such action has first been approved by the vote of a majority of the Board of Directors of Legg Mason Growth Trust, Inc. and by vote of a majority of those directors who are not interested persons of Legg Mason Growth Trust, Inc.


____________, 2008





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